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CODE OF ETHICS

This Code is based upon the principal that all officers and employees of Rafferty Capital

Markets, LLC (RCM) have a fiduciary and regulatory responsibility to place the interests of RCM and its customers ahead of their own interests and that each person associated with RCM shall, at all times, carry out their assigned duties and responsibilities in accordance with the rules and regulations of the SEC, the NASD, and the Supervisory Procedures of RCM. The Code applies to all RCM employees and focuses principally on reporting personal transactions in securities and the avoidance of activities, interests and relationships that might interfere with making decisions in the best interests of RCM and/or its customers.

There are two exhibits attached to this Section; they are as follows: Exhibit I - “Request for Approval of Outside Account” and Exhibit II - “Outside Business Activity Questionnaire”.

I. Personal Securities Transactions

All RCM personnel must arrange for the Compliance Officer to receive directly from any broker, dealer or bank that effects any securities transaction, duplicate copies of each confirmation for each such transaction and periodic statements for each brokerage account in which the person has a beneficial interest. To the extent applicable, each RCM employee is required to report to the compliance Officer the details of any brokerage account which the employee may open from time to time and arrange for the required information to be forwarded to RCM as described above.

All information supplied to RCM with respect to an employee’s brokerage accounts may be made available, as required, to Supervisory Officers of RCM, the SEC, the NASD, or any state securities commission.

The following Securities Transactions are prohibited for RCM personnel:

* Initial Public Offerings

* Inside Information - any transaction in a Security while in possession of material non-

public information regarding the Security or the issuer.

* Market Manipulation - transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading.

* Others     -

 any other transaction deemed by the Compliance Officer (or designee) to involve a conflict of interest, possible diversions of a corporate  opportunity, or an appearance of impropriety.

II.

Fiduciary Duties

* Confidentiality - RCM employees are prohibited from revealing information relating to the investment decisions, intentions, activities, methodologies, portfolios, or other trade secrets of RCM customers or RCM.

* Gifts - On occasion, RCM employees may receive, or be offered, gifts from clients, brokers, vendors or others. Acceptance of extraordinary or extravagant gifts is not permissible and any such gifts or offers must be declined and/or returned. Gifts of a nominal value, i.e., gifts whose reasonable value is no more than $100 per year, and customary business meals, entertainment (e.g., pens, hats, t-shirts) may be accepted. RCM employees will accept business entertainment from customers as long as an employee of the sponsoring firm accompanies our employee.  In the event there is doubt in the mind of a RCM employee concerning this issue, the employee should review the particulars with the Compliance Officer.

RCM employees may not solicit gifts or gratuities.

RCM employees may not personally give any gift with a value in excess of $100 per year to persons associated with securities or financial organizations, including

Exchanges, NASD, other member organizations, commodity firms, news media,

or clients of RCM.

Business entertainment shall include meals and sporting events; provided that, such gifts shall not be so frequent or so expensive as to raise a suggestion of conduct inconsistent with high standards of professional ethics.

* Outside Activities - RCM employees are forbidden from taking part in any outside business activities without the permission of the compliance department of RCM.

* Disclosure - RCM employees are required to advise the Compliance Officer of any personal arrests and/or convictions they may be involved in or on a prompt and complete basis.

* Violations - The management team of RCM is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code. If the team determines that a RCM employee has committed a violation of the Code, RCM may impose sanctions and take other actions it may deem appropriate, including a letter of caution or warning, suspension of employment (with or without pay), civil referral to the SEC and/or NASD, criminal referral, and termination of the employment of the violator(s) for cause.

Exhibit 1.

REQUEST for APPROVAL of OUTSIDE ACCOUNT

______________________________________________

Name ____________________________________________

Request approval for a brokerage account or investments account at a broker/dealer or  financial institution other than Rafferty Capital Markets, LLC.

Justification:

Account Name:______________________________________

B/D or Financial Institution:

Name______________________________________________

Address____________________________________________

Account Number_____________________________________

If this request is approved, I will instruct the institution to send duplicate confirmations and statements to Rafferty capital Markets, LLC, Attn: Compliance Department

Signature_____________________________ Date ____________________

Approval of Supervisor:

Name_______________________________

Title________________________________

Signature____________________________ Date _____________________

Exhibit 2

OUTSIDE  BUSINESS  ACTIVITY   QUESTIONNAIRE

This questionnaire is submitted for the following outside business activity:__________________

______________________________________________________________________________

Detailed description of activity (e.g. Insurance Sales is not sufficient, provide details):

______________________________________________________________________________

______________________________________________________________________________

Business name under which activity is conducted:______________________________________

Capacity in which I will be involved (check where appropriate):

____ Owner

    ____ Director or Trustee

_____ Elected Official

____ % of Ownership

  ____ Officer

_____ Active

____ Agent/Representative

    ____ Consultant

_____ Passive

____ Employee

    ____ Other _____________________

Term of office or projected period of involvement:____________________________________

Annual compensation earned (salary, fees, commissions, etc.) if any:______________________

Percent of total annual compensation this represents_____________%

Are you aware of any conflicts of interest your involvement in this activity may pose to your continued affiliation with Rafferty Capital Markets, LLC ? ______ Yes _______ No

If Yes, please describe:_________________________________________________________

____________________________________________________________________________

Have you ever or do you intend to recommend investment in or purchase in or sale of securities of the OUTSIDE BUSINESS ENTITY identified above? _______Yes _______No

If Yes, please describe:_________________________________________________________

____________________________________________________________________________

I hereby certify that the above information is current and accurate to the best of my knowledge.

Further, I agree to notify Rafferty Capital Markets, LLC of any material changes by amending this questionnaire.

__________________________

_____________________________

   ________________

      Representative Signature

           Representative Name

Date

_________________________

_____________________________

   ________________

      Supervisor Signature

Supervisor Name

Date